Sunstone Distribution Services, LLC
                       207 East Buffalo Street, Suite 400
                           Milwaukee, Wisconsin 53202

              DEALER ASSISTANCE AGREEMENT FOR THE SALE OF SHARES
                         OF THE MARSICO INVESTMENT FUND


Gentlemen:

We have entered into a Distribution Agreement with The Marsico Investment Fund (the "Trust"), a Delaware business trust registered as a management investment company under the Investment Company Act of 1940 (the "1940 Act"), in connection with its initial two separate series, the Marsico Focus Fund and the Marsico Growth & Income Fund, and such other series as may be added to the Trust in the future (the "Funds"), pursuant to which we have been appointed distributor of shares of the Funds.

This Dealer Assistance Agreement (the "Agreement") has been adopted pursuant to Rule 12b-1 under the 1940 Act by the Trust on behalf of the Funds under a Distribution and Service Plan (the "Plan") adopted pursuant to said Rule. This Agreement, being made between Sunstone Distribution Services, LLC (the "Distributor") and the undersigned authorized dealer, relates to the services to be provided by the authorized dealer and for which it is entitled to receive payments pursuant to the Plan.

1. To the extent that you provide distribution assistance and/or account maintenance and personal services in accordance with the Plan and applicable rules of the National Association of Securities Dealers, Inc. (the "NASD") to those of your customers who may from time to time directly or beneficially own shares of the Funds, you shall be entitled to a fee periodically pursuant to the Plan.

2. The fee paid with respect to each applicable Fund will be computed daily and paid quarterly at an annual rate of up to 0.25% of the average net asset value of the shares of such Fund purchased or acquired by your firm as nominee for your customers, or are owned by those customers of your firm whose records, as maintained by the Fund or its transfer agent, designate your firm as the customers' dealer of record or holder of record (the "Subject Shares"). For purposes of determining the fees payable under this Agreement, the average daily net asset value of the Subject Shares will be computed in the manner specified in the Funds' Registration Statement (as the same is in effect from time to time) in connection with the computation of the net asset value of shares for purposes of purchases and redemptions.

3. The total of the fees calculated for each respective Fund for any period with respect to which such calculations are made will be paid within 45 days after the close of such period.

4. In our discretion payment may be withheld with respect to the Subject Shares purchased by you and redeemed or repurchased by the Fund within seven (7) business days after the date of the confirmation of such purchase. We reserve the right at any time to impose minimum fee payment requirements before any periodic payments will be made to you hereunder.

5. You shall furnish us and the Funds with such information as shall reasonably be requested either by the Trustees of the Funds or by us with respect to the services provided and the fees paid to you pursuant to this Agreement. We shall furnish the Trustees of the Funds, for their review on a quarterly basis, a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

6. Orders shall be placed either directly with the Funds' Transfer Agent in accordance with such procedures as may be established by us or the Transfer Agent, or with the Transfer Agent through the facilities of the National Securities Clearing Corporation ("NSCC"), if available, in accordance with the rules of the NSCC.

7. For all purposes of this Agreement you will be deemed to be an independent contractor and neither you nor any of your employees or agents shall have any authority to act in any matter or in any respect as agent for the Funds or for the Distributor. Neither you nor any of your employees or agents are authorized to make any representation concerning shares of the Funds except those contained in the then current Prospectus for the Funds. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us harmless from and against any and all liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of shares of the Funds (or orders relating to the same) by you or your clients. Notwithstanding anything herein to the contrary, the foregoing indemnity and hold harmless agreement shall indefinitely survive the termination of this Agreement.

8. We may enter into other similar agreements with any other person without your consent.

9. You represent that you are a member of the NASD and agree to maintain membership in the NASD. You agree to abide by all the rules and regulations of the Securities and Exchange Commission and the NASD which are binding upon underwriters and dealers in the distribution of the securities of open-end investment companies, including without limitation, Section 2830 of the NASD Conduct Rules, all of which are incorporated herein as if set forth in full. You shall comply with all applicable state and Federal laws and the rules and regulations of authorized regulatory agencies. You will not sell or offer for sale shares of any Fund in any state where (i) you are not qualified to act as a dealer or (ii) the shares are not qualified for sale under the Blue Sky laws and regulations for such state, except for states in which they are exempt from qualification. You agree to notify us immediately if your license or registration to act as a broker-dealer is revoked or suspended by any Federal, self-regulatory or state agency.

10. This Agreement may be terminated with respect to any Fund at any time without payment of any penalty, by the Distributor or the vote of a majority of the Trustees of such Fund who are not interested persons of that Fund (the "Independent Trustees") or by a vote of a majority of the Fund's outstanding shares upon notice to the other party. It will be terminated, without notice, by any act which terminates either the Distribution Agreement with us or the Distribution and Service Plan, upon your expulsion or suspension from the NASD, and in any event, it shall terminate automatically in the event of its assignment as that term is defined in the 1940 Act. We may in our sole discretion modify or amend this Agreement upon written notice to you of such modification or amendment, which shall be effective on the date stated in such notice.

11. The provisions of the Distribution Agreement, insofar as they relate to the Plan, are incorporated herein by reference. This Agreement shall become effective upon acceptance and execution by us. Unless sooner terminated as provided herein, this Agreement shall continue in full force and effect as long as the continuance of the Plan and this related Agreement are approved at least annually by a vote of the Trustees, including a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting thereon. All communications to us should be sent to the address shown on the first page of this Agreement. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

12. This Agreement shall be construed in accordance with the laws of the State of Wisconsin.


                                          SUNSTONE DISTRIBUTION SERVICES, LLC
Name of Dealer (Please Print or Type)*    207 East Buffalo Street, Suite 400
                                          Milwaukee, Wisconsin  53202

Address of Dealer





By:                                    By:
     Authorized Officer                     Authorized Officer


     Print Name                             Print Name

Date:                                  Date:

Phone :



*NOTE: Please sign and return both copies of this Agreement to Sunstone Distribution Services, LLC, Attention Kori Plambeck. Upon acceptance, one countersigned copy will be returned to you for your files.